Tel: 215-564-1900
Fax:  215-564-3940
www.bdo.com
1801 Market Street, Suite 1700
Philadelphia, PA 19103

April 8, 2020

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Commission:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on April 2, 2020, to be filed by our former client, Severn Bancorp, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP
Philadelphia, PA